Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-185926) of Tesoro Logistics LP,
(2) Registration Statement (Form S-3 No. 333-181592) of Tesoro Logistics LP,
(3) Registration Statement (Form S-8 No. 333-173807) pertaining to the Tesoro Logistics LP 2011 Long-Term Incentive Plan;
of our report dated July 3, 2013, with respect to the Northwest Product System statement of assets acquired and liabilities assumed as of June 19, 2013 included in this Current Report (Form 8-K/A) of Tesoro Logistics LP dated July 3, 2013.

/s/ ERNST & YOUNG LLP
San Antonio, Texas
July 3, 2013